UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 22, 2025

PCB BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCB	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On July 22, 2025, the management of PCB Bancorp (the “Company”), after discussions with and among the Audit Committee of the Board of Directors and the Company’s independent registered public accounting firm, Crowe LLP, concluded that the Company’s unaudited consolidated financial statements as of and for the interim period ended March 31, 2025 (the “Affected Interim Financial Statements”) should no longer be relied upon because of an error identified in such financial statements, as described below.
The error relates to the Company’s accounting for the fair value of a preferred stock purchase option. On January 16, 2025, the Company entered into an Emergency Capital Investment Program Securities Purchase Option Agreement with the U.S. Treasury, which grants the Company the conditional option to repurchase the outstanding shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series C, potentially at a discount to liquidation preference.
The Company originally evaluated this purchase option under Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging, and ASC 505, Equity, and determined that the purchased option requires recognition as an asset at its fair value with changes in fair value recorded in earnings in subsequent reporting periods. The Company initially recognized this purchase option in the amount $35,778,000 as reflected in the Affected Interim Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, which was filed with the Securities and Exchange Commission on June 9, 2025 (the “Affected Form 10-Q”). The Company has further evaluated the fair value of the purchase option under ASC 820, Fair Value Measurement, and concluded that the fair value is immaterial. As a result, the Company expects to restate the Affected Interim Financial Statements to reflect a decrease of $35,778,000 in total assets and total shareholders’ equity at March 31, 2025 compared to that reported in the Affected Form 10-Q. The Company also plans to amend the Affected Form 10-Q to reflect the restated Affected Interim Financial Statements and related adjustments.
The changes referenced do not affect the Consolidated Statements of Income originally reported in the Affected Form 10-Q. There was no effect on net interest income, net interest margin, net income available to shareholders, basic or diluted earnings per share, net income, or the efficiency ratio included in the Affected Financial Statements.
In addition, the Company’s management has concluded that there is a material weakness in internal control over financial reporting relating to the error described above. The Company’s remediation plans with respect to such material weakness will be described in its Quarterly Report on Form 10-Q for the period ended June 30, 2025.
Forward-Looking Statements
This report contains forward-looking statements which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s planned restatement of its consolidated interim financial statements, its planned amendment to its Form 10-Q for the quarter ended March 31, 2025, the anticipated effects of related changes in the Company’s accounting, remediation plans with respect to material weaknesses in internal controls over financial reporting, and any other statements that are not historical facts. These forward-looking statements are subject to change and actual results may materially differ from those set forth in this Current Report on Form 8-K due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the risk that the completion and filing of the restated financial statements and the amendment to the Form 10-Q for the quarter ended March 31, 2025, will take longer than expected or will include material revisions or changes that are not currently anticipated. The factors listed above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports the Company has filed with the Securities and Exchange Commission. Undue reliance should not be placed on any forward-looking statement contained in this report, which reflect the Company’s position as of the date of this report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCB Bancorp

Date:	July 23, 2025	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

3